Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

October 25, 2006	Contact: Helen W. Cornell Vice President, Finance and CFO (217) 228-8209
GARDNER DENVER, INC. REPORTS CONTINUED STRONG REVENUE AND NET INCOME GROWTH:
Organic Growth, Pricing and Cost Reductions Drive Profitability Improvement and Debt Reduction
Compared to the Third Quarter of 2005:

•	Revenues increase 16%

•	Net income increases 93%

•	Diluted earnings per share increase 88%

•	Total debt decreases more than $136 million from September 30, 2005
QUINCY, IL (October 25, 2006) — Gardner Denver, Inc. (NYSE: GDI) announced that revenues and net income for the three months ended September 30, 2006 were $414.0 million and $32.1 million, respectively. Diluted earnings per share (DEPS) were $0.60, 88% higher than the comparable period of 2005. The improvement in financial results for the three-month period reflects incremental profitability attributable to organic revenue growth, price increases and cost reductions, including acquisition integration activities. For the nine-month period of 2006, revenues and net income were $1.2 billion and $95.6 million, respectively. DEPS for the nine-month period of 2006 were $1.79, 103% higher than the comparable period of the previous year. Acquisitions contributed to the improvement in financial results for the nine-month period of 2006, compared to 2005, in addition to the organic growth, price increases and cost reductions mentioned previously. Current and prior year DEPS and all share amounts presented in this press release reflect the effect of the two-for-one stock split (in the form of a stock dividend) that was completed on June 1, 2006.
CEO’s Comments Regarding Results
“I am proud of the overall efforts of our employees in achieving another successful quarter. Our results reflect continued strength in our end market segments and my outlook remains positive. Although I expect our rate of growth to begin to slow in 2007, demand for compressor and vacuum products remains broad-based, both regionally and across product lines. In the third quarter, we began to see some increased demand for engineered products in North America. We believe we have gained share in compressor and vacuum product market segments, particularly in Europe and Asia where results continue to improve,” said Ross J. Centanni, Chairman, President and CEO.

“I am also pleased with our operational improvements, including the inventory turnover improvements achieved this quarter as a result of previously completed lead-time reductions. In the third quarter, we continued to work with our suppliers to improve their performance and we completed the expansion of a manufacturing facility in China. The previously announced project to transfer production from Nuremberg, Germany to China and Brazil is expected to generate annualized savings in excess of $3 million beginning in the second quarter of 2007.”
“The rationalization of our European blower product lines and manufacturing facilities is well underway and the project remains on schedule and within budget. Through this project, we have merged the Rietschle and Wittig operations (located in Schopfheim, Germany) and are in the process of relocating the mobile blower product line from Wittig to a Gardner Denver facility in the U.K., where other European mobile equipment is manufactured. In the fourth quarter of 2006, we expect to complete the rearrangement of the manufacturing facility in the U.K. and the installation of new machine tools required to increase output. As part of this project, we also plan to rationalize the Elmo and Rietschle side-channel blower product lines and centralize production of standard products. By the fourth quarter of 2007, when the integration project is scheduled for completion, common manufacturing processes will have been implemented to increase productivity and reduce lead-times and inventory. We also expect to reduce administrative and manufacturing overhead expenses. Once completed, this project is expected to reduce costs by approximately $6.4 million annually and add manufacturing capacity.”
“Compared to the third quarter of 2005, we increased manufacturing output, revenues and segment operating margin(1) (for a reconciliation of segment operating earnings to consolidated income before income taxes, see “Business Segment Results.”) while concurrently executing our integration projects. As a result of improved profitability and asset management, our return on equity (defined as net income divided by average equity) has increased to 16.5% (on an annualized basis) for the third quarter of 2006, compared to 10.6% (annualized) in the third quarter of 2005.”
Outlook
“The Company expects orders for its compressor and vacuum products to remain strong through the remainder of 2006 and the rate of order growth for these products to begin to slow in 2007 from the current double-digit level. We anticipate revenue growth to continue in 2007 through a combination of the order growth and some reduction in backlog as operational improvements are achieved and integration projects are completed. During the third quarter of 2006, we experienced improved demand for engineered products in North America, primarily for geothermal applications and environmental projects. Lead-times associated with engineered products typically exceed those of more standard products, providing the Company more visibility into 2007 revenues. The economic environment in

(1)	Total segment operating earnings (defined as revenues less cost of sales (excluding depreciation and amortization), depreciation and amortization, and selling and administrative expenses), and segment operating margin (defined as segment operating earnings divided by segment revenues) are indicative of short-term operational performance and ongoing profitability. See “Business Segment Results.”

Europe and Asia also remains strong. We continue to experience good demand for our petroleum pumps and are currently taking orders for delivery of these products in the second half of 2007, also contributing to our visibility and favorable outlook. Further revenue increases for oil and natural gas-related products will depend upon our ability to identify additional outsourcing alternatives, implement incremental price increases and add machining capacity through selective capital investment.”
“As expected, integration activities and fewer production days negatively impacted the Company’s operating earnings in the third quarter of 2006, compared to the second quarter of 2006. The integration activities resulted in lower productivity and increased severance expenses in the Compressor and Vacuum Products segment compared to the prior quarter. As a result of annual vacation shut-downs at several of our manufacturing facilities in the third quarter, production levels decreased and fixed expenses represented a greater percentage of revenues, which contributed to lower sequential operating margin in both reportable segments. The annual plant shut-downs present an opportune time to complete capital projects and significant repair and maintenance projects. Therefore, incremental spending was incurred during the shut-down period, also contributing to lower sequential operating margins in both reportable segments. We expect costs associated with the integration projects to further impact financial results in the fourth quarter of 2006 and decline in 2007 until the projects are completed in the fourth quarter of the year. The holiday period in the fourth quarter will negatively impact operating margins in both reportable segments, but we expect consolidated results to be comparable to the third quarter,” noted Mr. Centanni.
“Based on our current economic outlook, existing backlog, and expected operational improvements as integration projects are completed, we are increasing our DEPS outlook for 2006 to a range of $2.35 to $2.45, with fourth quarter DEPS approximating $0.56 to $0.66. The current estimate assumes that approximately $2.0 million to $2.5 million of severance and relocation expenses ($0.02 to $0.03 DEPS) are incurred in the fourth quarter as a result of integration projects. The midpoint of the range for 2006 ($2.40) represents a 75% increase over 2005 results. This improvement is expected despite the $0.07 reduction in DEPS associated with recognizing stock-based compensation expense for the year in accordance with SFAS 123(R), a greater number of average shares outstanding for the twelve-month period of 2006 (compared to 2005) and a higher effective tax rate. The implementation of SFAS 123(R) is expected to reduce net income by $0.6 million ($0.01 DEPS) in the fourth quarter of 2006. Based on current expectations for the sources and magnitude of earnings in 2006, the effective tax rate assumed in the DEPS guidance for 2006 is 33%.”
“DEPS in 2007 are currently expected to be in a range of $2.60 to $2.90. Achieving the midpoint of this range ($2.75) would represent the fourth consecutive year of double-digit DEPS growth. The improvement in DEPS is projected despite an expected increase in the Company’s effective tax rate to 34% in 2007. The increase in the effective tax rate is primarily a result of higher levels of pretax income expected in the U.S. and Germany in 2007, which are taxed at higher rates than the Company’s effective average for 2006 (33%). Tax planning strategies are also expected to provide decreasing rate benefits as the Company’s pretax earnings increase.”
Third Quarter Results
Revenues increased $57.9 million (16%) to $414.0 million for the three months ended September 30, 2006, compared to the same period of 2005. Compressor and Vacuum Products segment revenues increased 10% for the three-month period of 2006, compared to the previous year, primarily due to stronger demand, favorable changes in currency exchange rates and price increases. Fluid Transfer Products segment revenues increased 44% for the three months ended September 30, 2006, compared to the same period of 2005, primarily due to stronger demand for drilling and well servicing pumps, manufacturing and supply chain improvements, incremental shipments as a result of increased outsourcing, price increases and acquisitions. (See Selected Financial Data Schedule.)
Compressor and Vacuum Products orders for the three-month period ended September 30, 2006 were $45.4 million (15%) higher than the same period of the previous year due to organic growth, price increases and favorable changes in exchange rates. Backlog in this reportable segment increased for the eleventh consecutive quarter and was 23% higher than September 30, 2005.
As expected, orders for Fluid Transfer Products were lower in the third quarter of 2006 than the same period of the previous year due to the timing of bookings for drilling pumps and loading arms. The level of orders in the third quarter of 2005 was unusually high and represented 192% of revenues for that quarter as customers for oil and natural gas products began securing future production capacities. At present, customers for petroleum pump products remain optimistic in their outlook and demand expectations for 2007 and are inquiring about incremental capacity the Company will have available next year. The slight decline in backlog for Fluid Transfer Products compared to the second quarter of 2006 is attributable to the timing of orders for loading arms. Backlog for petroleum products remained relatively constant over the most recent three-month period.
Cost of sales (excluding depreciation and amortization) as a percentage of revenues decreased to 65.6% in the three-month period ended September 30, 2006, from 67.5% in the same period of 2005. This improvement was attributable to cost reduction initiatives, leveraging fixed and semi-fixed costs over additional production volume and favorable sales mix. The third quarter of 2006 included a higher percentage of drilling pump and replacement pump parts shipments than the previous year and these products have cost of sales (excluding depreciation and amortization) percentages below the Company’s average. Finally, cost of sales (excluding depreciation and amortization) for the three-month period of 2005, included approximately $3.9 million of non-recurring costs attributable to recording inventory of acquired businesses at fair value. Declines in productivity related to acquisition integration efforts completed in 2006 partially offset some of these improvements.

Depreciation and amortization increased $1.7 million (15%) to $13.0 million, primarily due to the incremental depreciation and amortization associated with capital investments and the effect of finalizing the fair market value of Thomas Industries’ tangible and amortizable intangible assets.
As a percentage of revenues, selling and administrative expenses decreased to 17.8% for the three-month period ended September 30, 2006, compared to 20.0% for the same period of 2005 as a result of cost control initiatives and leveraging the benefit of the revenue growth. Selling and administrative expenses increased $2.7 million in the three-month period ended September 30, 2006 to $73.8 million, primarily due to the incremental effect of stock-based compensation expense ($1.0 million), severance and integration costs ($1.1 million) and salary and benefit expense increases. These increases were partially offset by cost reductions realized through completed integration initiatives.
As a result of the improved cost of sales (excluding depreciation and amortization) percentage and leveraging selling and administrative expenses over higher revenues, operating earnings(1) (for a reconciliation of segment operating earnings to consolidated income before income taxes, see “Business Segment Results.”) as a percentage of revenues (operating margin) for each reportable segment improved for the three-month period ended September 30, 2006, compared to the same period of 2005. Compressor and Vacuum Products segment operating margin was 10.2% in the three months ended September 30, 2006, compared to 7.8% in the same period of 2005. Fluid Transfer Products segment operating margin increased to 25.4% for the three months ended September 30, 2006, compared to 16.7% in the same period of 2005.
Debt repayments over the previous twelve months resulted in lower interest expense for the three months ended September 30, 2006, compared to the same period of 2005, despite higher short-term interest rates.
Net income for the three months ended September 30, 2006 increased $15.5 million (93%) to $32.1 million, compared to $16.7 million in same period of 2005, despite the inclusion of stock-based compensation expense and a higher effective tax rate in 2006 (33%) than in 2005 (30%). DEPS for the three-month period of 2006 were $0.60, 88% higher than the comparable period of the previous year as a result of the increased net income.
Nine Month Results
Revenues for the nine-month period of 2006 increased $384.3 million (45%) to $1.2 billion, compared to the same period of 2005, due to acquisitions, organic growth and price increases. (See Selected Financial Data Schedule.)
Net income for the nine months ended September 30, 2006 increased $54.0 million (130%) to $95.6 million ($1.79 DEPS), compared to $41.6 million ($0.88 DEPS) in same period of 2005. This increase was primarily attributable to organic revenue growth and price increases, cost reductions (including those associated with integrating previously acquired businesses) and acquisitions (net of interest expense related to financing the purchase price). DEPS for the nine months ended September 30, 2006 were reduced $0.06 due to the recognition of stock-based compensation expense in accordance with SFAS 123(R). Compared to the previous year, DEPS for 2006 were also reduced as a result of having a greater number of average shares outstanding and a higher effective tax rate.
Cash provided by operating activities was approximately $86.7 million in the nine-month period of 2006, 64% more than $52.8 million generated in the same period of 2005. The timing of shipments resulted in higher receivable balances, but Days Sales Outstanding were 59, similar to the level as of September 30, 2005, and inventory turnover was 4.8 times in the three-month period of 2006. Continued focus on lean initiatives, additional supplier performance improvement and execution of the integration plans are expected to result in further improvement in inventory turnover.
The Company invested approximately $26.3 million in capital expenditures in the nine-month period of 2006, compared to $22.7 million in the same period of 2005. The higher spending in 2006 reflects incremental investments in acquisition integration, cost reductions and capital spending at Thomas Industries’ operations. Capital spending is currently expected to be approximately $40 million to $45 million in 2006, and will be used primarily to integrate businesses and improve operations. In addition to capital expenditures and acquisition payments, cash provided by operations was used to repay debt. Total debt as of September 30, 2006 was $491.2 million, $77.5 million less than total debt as of December 31, 2005. As of September 30, 2006, debt to total capital was 38.1%, compared to 46.4% on December 31, 2005.
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made under the “CEO’s Comments Regarding Results”, “Outlook” and “Nine Month Results” sections. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.
The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward-looking statements: (1) the ability to effectively integrate acquisitions, including product and manufacturing rationalization initiatives, and realize anticipated cost savings, synergies and revenue enhancements; (2) the risk that the Company may incur significant cash integration costs to achieve any such cost savings; (3) the Company’s exposure to economic downturns and market cycles, particularly the level of oil and natural gas prices and oil and gas drilling and production, which affect demand for the Company’s petroleum products, and industrial production and manufacturing capacity utilization rates, which affect demand for the Company’s compressor and vacuum products; (4) the risks of large or rapid increases in raw material costs or substantial decreases in their availability, and the Company’s dependence on particular suppliers, particularly iron casting and other metal suppliers; (5) the risks associated with intense competition in the Company’s markets, particularly the pricing of the Company’s products; (6) the Company’s ability to continue to identify and complete other strategic acquisitions and effectively integrate such acquisitions to achieve desired financial benefits; (7) economic, political and other risks associated with the Company’s international sales and operations, including changes in currency exchange rates (primarily between the U.S. dollar, the Euro, the British pound and the Chinese yuan); (8) changes in the availability or costs of new financing to support the Company’s operations and future investments; (9) the risks associated with pending asbestos and silicosis personal injury lawsuits, as well as other potential product liability and warranty claims due to the nature of the Company’s products; (10) the risks associated with environmental compliance costs and liabilities; (11) the ability to attract and retain quality management personnel; (12) the ability to avoid employee work stoppages and other labor difficulties; (13) the risks associated with defending against potential intellectual property claims and enforcing intellectual property rights; (14) market performance of pension plan assets and changes in discount rates used for actuarial assumptions in pension and other postretirement obligation and expense calculations; (15) the risk of possible future charges if the Company determines that the value of goodwill or other intangible assets has been impaired; and (16) changes in laws and regulations, including accounting standards, tax requirements and related interpretations or guidance. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Comparisons of the financial results for the three and nine-month periods ended September 30, 2006 and 2005 follow.
Gardner Denver will broadcast a conference call to discuss third quarter earnings on Thursday, October 26, 2006 at 9:30 a.m. Eastern time through a live webcast. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investor Relations page on the Gardner Denver website (www.gardnerdenver.com) or through Thomson StreetEvents at www.earnings.com.
Gardner Denver, Inc., with 2005 revenues of $1.2 billion ($1.4 billion on a pro forma basis including the acquisition of Thomas Industries, which was completed in July 2005), is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial markets, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.gardnerdenver.com).

GARDNER DENVER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2006	2005	Change	2006	2005	Change

Revenues	$414,028	$356,095	16	$1,229,634	$845,265	45

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	271,549	240,535	13	800,438	569,449	41
Depreciation and amortization	13,000	11,335	15	39,527	25,816	53
Selling and administrative expenses	73,783	71,082	4	220,531	175,245	26
Interest expense	8,762	10,358	(15)	28,574	19,642	45
Other income, net	(1,015)	(1,016)	—	(2,155)	(4,338)	(50)

Total costs and expenses	366,079	332,294	10	1,086,915	785,814	38

Income before income taxes	47,949	23,801	101	142,719	59,451	140
Provision for income taxes	15,832	7,140	122	47,106	17,835	164

Net income	$32,117	$16,661	93	$95,613	$41,616	130

Basic earnings per share (1)	$0.61	$0.32	91	$1.83	$0.90	103

Diluted earnings per share (1)	$0.60	$0.32	88	$1.79	$0.88	103

Basic weighted average number of shares outstanding (1)	52,436	51,742		52,258	46,438

Diluted weighted average number of shares outstanding (1)	53,548	52,742		53,405	47,520

Shares outstanding as of September 30 (1)	52,501	51,913

(1)	Current and prior year amounts reflect the effect of a two-for-one stock split (in the form of a stock dividend) completed on June 1, 2006.

GARDNER DENVER, INC.
CONDENSED BALANCE SHEET ITEMS
(in thousands, except percentages)

			%
	9/30/2006	6/30/2006	Change	12/31/2005
	(Unaudited)	(Unaudited)

Cash and equivalents	$86,024	$88,600	(3)	$110,906
Accounts receivable, net	271,677	266,959	2	229,467
Inventories, net	228,555	231,728	(1)	207,326
Total current assets	630,070	626,059	1	586,267

Total assets	1,794,931	1,793,289	—	1,715,060

Short-term debt and current maturities of long-term debt	32,034	33,983	(6)	26,081
Accounts payable and accrued liabilities	300,985	286,454	5	287,763
Total current liabilities	333,019	320,437	4	313,844
Long-term debt, less current maturities	459,197	514,512	(11)	542,641

Total liabilities	997,278	1,035,335	(4)	1,056,771

Total stockholders’ equity	$797,653	$757,954	5	$658,289

GARDNER DENVER, INC.
BUSINESS SEGMENT RESULTS
(in thousands, except percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2006	2005	Change	2006	2005	Change
Compressor and Vacuum Products

Revenues	$326,094	$295,185	10	$969,929	$681,683	42
Operating earnings	33,332	22,944	45	102,891	51,617	99
% of revenues	10.2%	7.8%		10.6%	7.6%
Orders	339,889	294,473	15	1,017,846	717,646	42
Backlog	356,091	290,022	23	356,091	290,022	23

Fluid Transfer Products

Revenues	87,934	60,910	44	259,705	163,582	59
Operating earnings	22,364	10,199	119	66,247	23,138	186
% of revenues	25.4%	16.7%		25.5%	14.1%
Orders	83,784	116,790	(28)	282,315	263,840	7
Backlog	189,583	153,137	24	189,583	153,137	24

Reconciliation of Segment Results to Consolidated Results

Compressor and Vacuum Products operating earnings	$33,332	$22,944		$102,891	$51,617
Fluid Transfer Products operating earnings	22,364	10,199		66,247	23,138

Total segment operating earnings	55,696	33,143		169,138	74,755
Interest expense	8,762	10,358		28,574	19,642
Other income, net	(1,015)	(1,016)		(2,155)	(4,338)

Income before income taxes	$47,949	$23,801		$142,719	$59,451

Income before income taxes as a percentage of revenues	11.6%	6.7%		11.6%	7.0%

The Company has determined its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Company evaluates the performance of its reportable segments based on income before interest expense, other income, net, and income taxes. Reportable segment operating earnings (defined as revenues less cost of sales (excluding depreciation and amortization), depreciation and amortization, and selling and administrative expenses) and segment operating margin (defined as segment operating earnings divided by revenues) are indicative of short-term operating performance and ongoing profitability. Management closely monitors the operating earnings of its reportable segments to evaluate past performance, management performance and compensation, and actions required to improve profitability.

GARDNER DENVER, INC.
SELECTED FINANCIAL DATA SCHEDULE
(in millions, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
		%		%
	$ Millions	Change	$ Millions	Change
Compressor and Vacuum Products
2005 Revenues	295.2		681.7
Incremental effect of acquisitions	—	—	218.2	32
Effect of currency exchange rates	7.6	3	0.5	—
Organic growth	23.3	7	69.5	10

2006 Revenues	326.1	10	969.9	42

2005 Orders	294.5		717.6
Incremental effect of acquisitions	—	—	218.9	31
Effect of currency exchange rates	8.2	3	0.5	—
Organic growth	37.2	12	80.8	11

2006 Orders	339.9	15	1,017.8	42

Backlog as of 09/30/05	290.0
Incremental effect of acquisitions	—	—
Effect of currency exchange rates	10.4	4
Organic growth	55.7	19

Backlog as of 09/30/06	356.1	23

Fluid Transfer Products
2005 Revenues	60.9		163.6
Incremental effect of acquisitions	2.3	4	11.2	7
Effect of currency exchange rates	0.9	1	(0.1)	—
Organic growth	23.8	39	85.0	52

2006 Revenues	87.9	44	259.7	59

2005 Orders	116.8		263.8
Incremental effect of acquisitions	1.5	1	11.4	4
Effect of currency exchange rates	0.6	1	(0.9)	—
Organic growth	(35.1)	(30)	8.0	3

2006 Orders	83.8	(28)	282.3	7

Backlog as of 09/30/05	153.1
Incremental effect of acquisitions	1.0	1
Effect of currency exchange rates	1.3	1
Organic growth	34.2	22

Backlog as of 09/30/06	189.6	24

Consolidated Revenues
2005	356.1		845.3
Incremental effect of acquisitions	2.3	1	229.4	27
Effect of currency exchange rates	8.5	2	0.4	—
Organic growth	47.1	13	154.5	18

2006	414.0	16	1,229.6	45

GARDNER DENVER, INC.
SELECTED FINANCIAL DATA SCHEDULE
(in millions, except percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		%	% of		%	% of
	$ Millions	Change	Revenues	$ Millions	Change	Revenues
Segment Operating Earnings
2005 Compressor and Vacuum Operating Earnings	22.9		7.8	51.6		7.6
Incremental effect of acquisitions	—	—	—	23.0	45	10.5
Other changes	10.4	45		28.3	54

2006 Compressor and Vacuum Operating Earnings	33.3	45	10.2	102.9	99	10.6

2005 Fluid Transfer Operating Earnings	10.2		16.7	23.1		14.1
Incremental effect of acquisitions	0.4	4	17.4	1.9	8	17.0
Other changes	11.8	115		41.2	178

2006 Fluid Transfer Operating Earnings	22.4	119	25.4	66.2	186	25.5

Depreciation & Amortization
2005	11.3		3.2	25.8		3.1
Incremental effect of acquisitions	—	—	—	12.4	48	5.4
Other changes	1.7	15		1.3	5

2006	13.0	15	3.1	39.5	53	3.2

Selling & Administrative Expenses
2005	71.1		20.0	175.2		20.7
Incremental effect of acquisitions	0.5	1	21.7	41.2	24	18.0
Other changes	2.2	3		4.1	2

2006	73.8	4	17.8	220.5	26	17.9

Total Segment Operating Earnings
2005	33.1		9.3	74.8		8.8
Incremental effect of acquisitions	0.4	1	17.4	24.9	33	10.9
Other changes	22.2	67		69.4	93

2006	55.7	68	13.5	169.1	126	13.8

Net Income
2005	16.7		4.7	41.6		4.9
Incremental effect of acquisitions	0.1	1	4.3	6.0	14	2.6
Other changes	15.3	92		48.0	116

2006	32.1	93	7.8	95.6	130	7.8

GARDNER DENVER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2006	2005	Change	2006	2005	Change
Revenues	$414,028	$356,095	16	$1,229,634	$845,265	45

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	271,549	240,535	13	800,438	569,449	41
Depreciation and amortization	13,000	11,335	15	39,527	25,816	53
Selling and administrative expenses	73,783	71,082	4	220,531	175,245	26
Interest expense	8,762	10,358	(15)	28,574	19,642	45
Other income, net	(1,015)	(1,016)	—	(2,155)	(4,338)	(50)

Total costs and expenses	366,079	332,294	10	1,086,915	785,814	38

Income before income taxes	47,949	23,801	101	142,719	59,451	140
Provision for income taxes	15,832	7,140	122	47,106	17,835	164

Net income	$32,117	$16,661	93	$95,613	$41,616	130

Basic earnings per share (1)	$0.61	$0.32	91	$1.83	$0.90	103

Diluted earnings per share (1)	$0.60	$0.32	88	$1.79	$0.88	103

Basic weighted average number of shares outstanding (1)	52,436	51,742		52,258	46,438

Diluted weighted average number of shares outstanding (1)	53,548	52,742		53,405	47,520

Shares outstanding as of September 30 (1)	52,501	51,913

(1)	Current and prior year amounts reflect the effect of a two-for-one stock split (in the form of a stock dividend) completed on June 1, 2006.

GARDNER DENVER, INC.
CONDENSED BALANCE SHEET ITEMS
(in thousands, except percentages)

			%
	9/30/2006	6/30/2006	Change	12/31/2005
	(Unaudited)	(Unaudited)

Cash and equivalents	$86,024	$88,600	(3)	$110,906
Accounts receivable, net	271,677	266,959	2	229,467
Inventories, net	228,555	231,728	(1)	207,326
Total current assets	630,070	626,059	1	586,267

Total assets	1,794,931	1,793,289	—	1,715,060

Short-term debt and current maturities of long-term debt	32,034	33,983	(6)	26,081
Accounts payable and accrued liabilities	300,985	286,454	5	287,763
Total current liabilities	333,019	320,437	4	313,844
Long-term debt, less current maturities	459,197	514,512	(11)	542,641

Total liabilities	997,278	1,035,335	(4)	1,056,771

Total stockholders’ equity	$797,653	$757,954	5	$658,289

GARDNER DENVER, INC.
BUSINESS SEGMENT RESULTS
(in thousands, except percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2006	2005	Change	2006	2005	Change
Compressor and Vacuum Products

Revenues	$326,094	$295,185	10	$969,929	$681,683	42
Operating earnings	33,332	22,944	45	102,891	51,617	99
% of revenues	10.2%	7.8%		10.6%	7.6%
Orders	339,889	294,473	15	1,017,846	717,646	42
Backlog	356,091	290,022	23	356,091	290,022	23

Fluid Transfer Products

Revenues	87,934	60,910	44	259,705	163,582	59
Operating earnings	22,364	10,199	119	66,247	23,138	186
% of revenues	25.4%	16.7%		25.5%	14.1%
Orders	83,784	116,790	(28)	282,315	263,840	7
Backlog	189,583	153,137	24	189,583	153,137	24

Reconciliation of Segment Results to Consolidated Results

Compressor and Vacuum Products operating earnings	$33,332	$22,944		$102,891	$51,617
Fluid Transfer Products operating earnings	22,364	10,199		66,247	23,138

Total segment operating earnings	55,696	33,143		169,138	74,755
Interest expense	8,762	10,358		28,574	19,642
Other income, net	(1,015)	(1,016)		(2,155)	(4,338)

Income before income taxes	$47,949	$23,801		$142,719	$59,451

Income before income taxes as a percentage of revenues	11.6%	6.7%		11.6%	7.0%

The Company has determined its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Company evaluates the performance of its reportable segments based on income before interest expense, other income, net, and income taxes. Reportable segment operating earnings (defined as revenues less cost of sales (excluding depreciation and amortization), depreciation and amortization, and selling and administrative expenses) and segment operating margin (defined as segment operating earnings divided by revenues) are indicative of short-term operating performance and ongoing profitability. Management closely monitors the operating earnings of its reportable segments to evaluate past performance, management performance and compensation, and actions required to improve profitability.

GARDNER DENVER, INC.
SELECTED FINANCIAL DATA SCHEDULE
(in millions, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
		%		%
	$ Millions	Change	$ Millions	Change
Compressor and Vacuum Products
2005 Revenues	295.0		681.7
Incremental effect of acquisitions	—	—	218.2	32
Effect of currency exchange rates	7.6	3	0.5	—
Organic growth	23.3	7	69.5	10

2006 Revenues	325.9	10	969.9	42

2005 Orders	294.5		717.6
Incremental effect of acquisitions	—	—	218.9	31
Effect of currency exchange rates	8.2	3	0.5	—
Organic growth	37.2	12	80.8	11

2006 Orders	339.9	15	1,017.8	42

Backlog as of 09/30/05	290.0
Incremental effect of acquisitions	—	—
Effect of currency exchange rates	10.4	4
Organic growth	55.7	19

Backlog as of 09/30/06	356.1	23

Fluid Transfer Products
2005 Revenues	60.9		163.6
Incremental effect of acquisitions	2.3	4	11.2	7
Effect of currency exchange rates	0.9	1	(0.1)	—
Organic growth	23.8	39	85.0	52

2006 Revenues	87.9	44	259.7	59

2005 Orders	116.8		263.8
Incremental effect of acquisitions	1.5	1	11.4	4
Effect of currency exchange rates	0.6	1	(0.9)	—
Organic growth	(35.1)	(30)	8.0	3

2006 Orders	83.8	(28)	282.3	7

Backlog as of 09/30/05	153.1
Incremental effect of acquisitions	1.0	1
Effect of currency exchange rates	1.3	1
Organic growth	34.2	22

Backlog as of 09/30/06	189.6	24

Consolidated Revenues
2005	356.1		845.3
Incremental effect of acquisitions	2.3	1	229.4	27
Effect of currency exchange rates	8.5	2	0.4	—
Organic growth	47.1	13	154.5	18

2006	414.0	16	1,229.6	45

GARDNER DENVER, INC.
SELECTED FINANCIAL DATA SCHEDULE
(in millions, except percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		%	% of		%	% of
	$ Millions	Change	Revenues	$ Millions	Change	Revenues
Segment Operating Earnings
2005 Compressor and Vacuum Operating Earnings	22.9		7.8	51.6		7.6
Incremental effect of acquisitions	—	—	—	23.0	45	10.5
Other changes	10.4	45		28.3	54

2006 Compressor and Vacuum Operating Earnings	33.3	45	10.2	102.9	99	10.6

2005 Fluid Transfer Operating Earnings	10.2		16.7	23.1		14.1
Incremental effect of acquisitions	0.4	4	17.4	1.9	8	17.0
Other changes	11.8	115		41.2	178

2006 Fluid Transfer Operating Earnings	22.4	119	25.4	66.2	186	25.5

Depreciation & Amortization
2005	11.3		3.2	25.8		3.1
Incremental effect of acquisitions	—	—	—	12.4	48	5.4
Other changes	1.7	15		1.3	5

2006	13.0	15	3.1	39.5	53	3.2

Selling & Administrative Expenses
2005	71.1		20.0	175.2		20.7
Incremental effect of acquisitions	0.5	1	21.7	41.2	24	18.0
Other changes	2.2	3		4.1	2

2006	73.8	4	17.8	220.5	26	17.9

Total Segment Operating Earnings
2005	33.1		9.3	74.8		8.8
Incremental effect of acquisitions	0.4	1	17.4	24.9	33	10.9
Other changes	22.2	67		69.4	93

2006	55.7	68	13.5	169.1	126	13.8

Net Income
2005	16.7		4.7	41.6		4.9
Incremental effect of acquisitions	0.1	1	4.3	6.0	14	2.6
Other changes	15.3	92		48.0	116

2006	32.1	93	7.8	95.6	130	7.8